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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004 relating to the consolidated financial statements and financial statement schedule which appears in Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Phoenix, Arizona
July 15, 2004